UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 11, 2010

ACCURIDE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32483	61-1109077
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7140 Office Circle, Evansville, IN	47715
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (812) 962-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01.  Entry into a Material Definitive Agreement.

On March 11, 2010, Accuride Corporation (the “Company”) entered into a Conversion Cap and Voting Agreement (the “Agreement”) with York Credit Opportunities Fund, L.P., York Credit Opportunities Master Fund, L.P., and York Global Value Partners, L.P. (collectively, the “York Group”).  Upon the Company’s emergence from bankruptcy and pursuant to the Company’s Third Amended Joint Plan of Reorganization, as amended and confirmed by the confirmation order of the United States Bankruptcy Court for the District of Delaware, on February 26, 2010, the York Group was issued (i) an aggregate of 12,627,747 shares of common stock of the Company (“Common Stock”), which constitutes less than 9.999% of the Company’s outstanding Common Stock, and (ii) $18,039,606 in aggregate principal amount of 7.5% Senior Convertible Notes due 2020 (the “Notes,” and together with the Common Stock, the “Securities”), which are convertible into Common Stock of the Company.   Pursuant to the Company’s Amended and Restated Certificate of Incorporation, holders of Notes are entitled to vote, together with the Common Stock, on all matters upon which holders of Common Stock have the right to vote.

Pursuant to the Agreement, the York Group agreed (i) not to convert any Notes into shares of Common Stock or otherwise acquire shares of Common Stock to the extent that such conversion or acquisition would result in the York Group beneficially owning more than 9.999% of the total outstanding shares of Common Stock of the Company and (ii) to the extent that it would be deemed to beneficially own Securities representing in excess of 9.999% of the total voting power of the Company’s outstanding Securities (the “Excess Securities”), to vote such Excess Securities in the same proportion as all other votes cast with respect to all matters presented for a vote to holders of Common Stock (excluding votes cast by the York Group for Securities other than Excess Securities).

The Agreement will terminate on the earlier of: (i) February 26, 2013, (ii) the time the York Group beneficially owns in the aggregate 9.999% or less of the Common Stock of the Company (without giving effect to the limitations described above) or (iii) on the 90th day following the delivery of a termination notice by the York Group to the Company.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the document.  The Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

10.1	Conversion Cap and Voting Agreement, by and among Accuride Corporation, York Credit Opportunities Fund, L.P., York Credit Opportunities Master Fund, L.P., and York Global Value Partners, L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURIDE CORPORATION

Date:	March 17, 2010	/s/ Stephen A. Martin
Stephen A. Martin
Vice President / General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Conversion Cap and Voting Agreement, by and among Accuride Corporation, York Credit Opportunities Fund, L.P., York Credit Opportunities Master Fund, L.P., and York Global Value Partners, L.P.